Exhibit 4.7

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 20, 2013, is entered into by and between CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent (in such capacity and including any successors, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 25, 2012 by and among Constellium Holdco II B.V., Constellium US Holdings I, LLC, the Borrower, the Administrative Agent and the Lenders from time to time party thereto (as amended by the First Amendment to Credit Agreement, dated as of January 7, 2013, as further amended, modified or supplemented from time to time through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, Ultimate Parent, as borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Term Lenders”) and DBTCA, as administrative agent, are parties to that certain Credit Agreement, dated as of May 25, 2012 (as in effect on the date hereof, after giving effect to the Term Loan Amendment (as defined below), the “Term Loan Credit Agreement”);

WHEREAS, on the date hereof, Ultimate Parent, Constellium France S.A.S. (the “French Borrower”), DBTCA and Deutsche Bank AG New York Branch have entered into an amendment to the Term Loan Credit Agreement (the “Term Loan Amendment”), pursuant to which, inter alia, (a) Ultimate Parent and the French Borrower have increased the aggregate outstanding principal amount of Indebtedness thereunder to the sum of $360,000,000 plus €75,000,000 and (b) the Term Lenders have agreed to increase the aggregate principal amount of all Term Commitment Increases (as defined in the Term Loan Credit Agreement) and Incremental Revolving Commitments (as defined in the Term Loan Credit Agreement) permitted to be incurred under the Term Loan Credit Agreement after the Effective Date (as defined in the Term Loan Credit Agreement) to an aggregate amount not to exceed the Incremental Cap (as defined in the Term Loan Agreement) (clauses (a) and (b), collectively, the “Term Loan Indebtedness Increase”);

WHEREAS, in connection with the foregoing, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement to permit the Term Loan Indebtedness Increase; and

WHEREAS, on the terms and subject to the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto (the “Approving Lenders”) have agreed to amend the Credit Agreement to permit the Term Loan Indebtedness Increase;

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Approving Lenders hereby agree as follows:

1. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The definition of “Term Administrative Agent” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“‘Term Administrative Agent’ means Deutsche Bank AG New York Branch, in its capacity as agent for the Secured Parties under (and as defined in) the Term Credit Agreement and its successors and assigns in such capacity.”

(ii) The definition of “Term Borrower” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“‘Term Borrower’ means, collectively, the Dutch Borrower and the French Borrower, each under (and as defined in) the Term Credit Agreement.”

(iii) The definition of “Term Collateral Agent” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“‘Term Collateral Agent’ means Deutsche Bank AG New York Branch, in its capacity as collateral agent for benefit of the Term Finance Parties, and its successors and assigns in such capacity.”

(iv) The definition of “Term Credit Agreement” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“‘Term Credit Agreement’ means the Amended and Restated Credit Agreement, dated as of March 25, 2013, among Ultimate Parent, as the Dutch borrower, Constellium France S.A.S., as the French borrower, the banks and other lending institutions party thereto from time to time, the Term Administrative Agent, the Term Collateral Agent and any other agents named therein, as amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.”

(v) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:

“‘Second Amendment Effective Date’ means the Effective Date, as defined in the Second Amendment to Credit Agreement, dated as of March 20, 2013, among the Borrower, the Administrative Agent and the Lenders party thereto.

(b) Section 7.01(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; (ii) Indebtedness of the

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Term Loan Parties under the Term Finance Documents and any Permitted Refinancing Indebtedness in respect thereof; and (iii) Guarantees by the Borrower and the Material Subsidiaries of additional Indebtedness of Ultimate Parent, Holdco II B.V. or any Subsidiary thereof in a principal amount that, when combined with the principal amount of Indebtedness outstanding pursuant to clause (ii) of this Section 7.01(b), does not exceed the sum of (x) $360,000,000 plus (y) €75,000,000 plus (z) an additional amount pursuant to Section 2.18(a) of the Term Loan Credit Agreement not to exceed the Incremental Cap (as defined in the Term Credit Agreement as in effect on the Second Amendment Effective Date); provided that the Indebtedness so guaranteed does not have a shorter final maturity or lower weighted average life to maturity than the Indebtedness incurred pursuant to clause (ii) of this Section 7.01(b);”

2. Conditions to Effectiveness. This Amendment shall become effective upon the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received either (i) a counterpart of this Amendment signed on behalf of the Borrower and Lenders constituting Required Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that the Borrower and Lenders constituting Required Lenders have signed a counterpart of this Amendment.

(b) The Administrative Agent (or its counsel) shall have received evidence reasonably satisfactory to the Administrative Agent that (a) the Term Loan Amendment shall have been executed and delivered by the parties thereto and shall be in full force and effect and (b) the Intercreditor Agreement shall have been amended pursuant to an amendment in substantially the form of Exhibit A hereto (the “Intercreditor Agreement Amendment”), which amendment shall have been executed and delivered by the parties thereto and shall be in full force and effect. The Required Lenders party hereto approve the Intercreditor Agreement Amendment and authorize and direct the Administrative Agent to execute the Intercreditor Amendment Agreement.

(c) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date before and after giving effect to the amendments contemplated hereunder and the Term Loan Amendment, as though made on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be (after giving effect to such qualification).

(d) At the time of and immediately after giving effect this Amendment, no Default or Event of Default shall have occurred and be continuing.

3. Miscellaneous Provisions.

(a) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Credit Agreement or any other Loan Document. Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

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(b) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

(c) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

(d) From and after the Effective Date, all references in the Amended and Restated Credit Agreement and in each of the other Loan Documents to the “Credit Agreement” or the “Loan Documents” shall be deemed to be references to the “Credit Agreement” and other Loan Documents as amended, amended and restated, supplemented or otherwise modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Amended and Restated Credit Agreement and each of the other Loan Documents.

(e) This Amendment shall be binding upon and inure to the benefit of the Borrower and the other Loan Parties and each of their respective successors and assigns, and upon the Administrative Agent and the Lenders and their respective successors and assigns.

(f) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC,
as Borrower

By:	/s/ Derrick A. Doud
Name: Derrick A. Doud
Title: CFO

[Signature Page to Second Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:	/s/ Michael Getz
Michael Getz Vice President Authorized Signatory

[Signature Page to Second Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS,		,
as a Lender

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Marcus M Tarkington
Name: Marcus M. Tarkington
Title: Director

[Signature Page to Second Amendment]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Noam Azachi
Name: Noam Azachi
Title: Vice President

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Signature Page to Second Amendment]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Michelle Latzon
Name: Michelle Latzon
Title: Authorized Signatory

[Signature Page to Second Amendment]

Exhibit A

Amendment to Intercreditor Agreement

[Attached]

Execution Version

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

This FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”), dated as of March 25, 2013, is entered into by and between DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as administrative and collateral agent (in such capacity, the “ABL Agent”) pursuant to the ABL Credit Agreement (as hereinafter defined) acting for and on behalf of the ABL Secured Parties, and DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as administrative and collateral agent (in such capacity, the “Term Loan Agent”) pursuant to the Term Loan Credit Agreement (as hereinafter defined) acting for and on behalf of the Term Loan Secured Parties. All capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein shall have the respective meanings provided such terms in the Intercreditor Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Constellium Holdco II B.V., a Dutch limited liability company, Constellium US Holdings I, LLC, a Delaware limited liability company, Constellium Rolled Products Ravenswood, LLC, a Delaware limited liability company, the lenders party thereto from time to time and the ABL Agent are parties to that certain ABL Credit Agreement, dated as of the May 25, 2012, as the same has been amended through the date hereof and as the same may be further amended, supplemented, or otherwise modified from time to time in accordance with the provisions thereof and of the Intercreditor Agreement (the “ABL Credit Agreement”);

WHEREAS, Constellium Holdco B.V., a Dutch limited liability company, as borrower, the several banks and other financial institutions or entities from time to time parties thereto and Deutsche Bank Trust Company Americas, as administrative agent (the “Existing Term Loan Agent”) are parties to that certain Credit Agreement, dated as of May 25, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time through, but not including, the date hereof, the “Existing Credit Agreement”);

WHEREAS, Constellium Holdco B.V. and Constellium France S.A.S., incorporated and existing under the laws of France (collectively, the “Borrowers”), the Existing Term Loan Agent, the Term Loan Agent and the lenders party thereto have entered into that certain Second Amendment Agreement, dated as of the date hereof (the “Second Amendment Agreement”), pursuant to which the parties have agreed to amend and restate the Existing Credit Agreement in the form attached as Exhibit A to the Second Amendment Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”);

WHEREAS, ABL Agent, for itself and on behalf of the other ABL Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, are parties to that certain Intercreditor Agreement, dated as of May 25, 2012, pursuant to which they have (i) confirmed the relative priority of the security interests of ABL Agent and Term Loan Agent in the assets and properties of the US ABL Grantors, (ii) provided for the orderly sharing among the ABL Secured Parties and the Term Loan Secured Parties, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) addressed related matters (the “Intercreditor Agreement”); and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to the effectiveness of the Second Amendment Agreement and the consummation of the transactions contemplated thereby;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Agent and the Term Loan Agent hereby agree as follows:

1. Amendments to the Intercreditor Agreement.

(a) Section 1.1 of the Intercreditor Agreement is hereby amended by inserting the following defined term in the appropriate alphabetical order:

“Amendment Effective Date” shall mean March 25, 2013.

(b) Section 6.2(b)(ii) of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“the aggregate principal amount of the Term Loan DIP Financing plus the aggregate outstanding principal amount of Term Loan Obligations shall not exceed the sum of (x) $360,000,000 plus (y) €75,000,000 plus (z) an amount equal to the additional amount, if any, incurred by the Borrowers pursuant to Section 2.18(a) of the Term Loan Credit Agreement (as in effect on the Amendment Effective Date) as of such date of determination (or, if earlier, the date of commencement of such insolvency proceeding)”

(c) Section 10.5(a) of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“with respect to any Refinancing of the Term Loan Credit Agreement, the ABL Agent shall be reasonably satisfied that the holders of such Term Loan Obligations are subject to the terms of this Agreement (including, with respect to any replacement credit agreement, having the agent of such holders bind such holders in writing for the benefit of the ABL Agent, such writing to be in form and substance reasonably satisfactory to the ABL Agent), and”

(d) Section 10.5(b)(i) of the Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

“increase the sum of the then outstanding aggregate principal amount of the outstanding Term Loans under and as defined in the Term Loan Credit Agreement in excess of the sum of (x) $360,000,000 plus (y) €75,000,000 plus (z) an additional amount pursuant to Section 2.18(a) of the Term Loan Credit Agreement not to exceed the Incremental Cap (as defined in the Term Loan Credit Agreement as in effect on the Amendment Effective Date);”

2. Acknowledgements. The ABL Agent and the Term Loan Agent hereby acknowledge that the Second Amendment Agreement does not contravene the provisions of the Intercreditor Agreement.

3. Condition to Effectiveness. This Amendment shall become effective upon the execution and delivery of this Agreement by each of the parties hereto.

4. Miscellaneous Provisions.

(a) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Intercreditor Agreement or any other Loan Document.

(b) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument.

(c) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

(d) From and after the Effective Date, all references in the Intercreditor Agreement and in each of the other Loan Documents to the “Intercreditor Agreement” or the “Loan Documents” shall be deemed to be references to the “Intercreditor Agreement” and other Loan Documents as amended, amended and restated, supplemented or otherwise modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Loan Documents.

(e) This Amendment shall be binding upon and inure to the benefit of the ABL Agent and the ABL Secured Parties, the Term Loan Agent and the Term Loan Secured Parties and each of the Loan Parties and each of their respective successors and assigns.

(f) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as ABL Agent

By:	/s/ Michael Getz
Authorized Signatory
Name:	Michael Getz
Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as Term Loan Agent

By:	/s/ Michael Getz
Authorized Signatory
Name:	Michael Getz
Title:	Vice President

[Signature Page to First Amendment to Intercreditor Agreement]